Exhibit 10.49

SECOND AMENDMENT TO CONSOLIDATED, AMENDED AND
RESTATED TERM LOAN AGREEMENT AND OMNIBUS
AMENDMENT AND RATIFICATION OF LOAN DOCUMENTS

          This Second Amendment to Consolidated, Amended and Restated Term Loan Agreement and Omnibus Amendment and Ratification of Loan Documents (the “Amendment”) is entered into as of the 30th day of June, 2011, by and among ACADIA EAST FORDHAM ACQUISITIONS, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware, formerly known as Acadia-PA East Fordham Acquisitions, LLC (“Acquisitions”) and FORDHAM PLACE OFFICE LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Office”, and together with Acquisitions, jointly and severally, singly and collectively, the “Borrower”), ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company (“Guarantor”), each of the lenders that is a signatory hereto identified under the caption “LENDERS” on the signature page hereof (individually, each a “Lender” and collectively the “Lenders”) and EUROHYPO AG, NEW YORK BRANCH, the New York branch of a German banking corporation, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”), having an office at 1114 Avenue of the Americas, New York, New York 10036, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

          WHEREAS, the Borrower, Administrative Agent and the Lenders entered into a certain loan arrangement (the “Loan Arrangement”) evidenced, in part, by that certain Consolidated, Amended and Restated Term Loan Agreement dated as of November 4, 2009, by and among the Borrower, the Lenders and the Administrative Agent, as amended by that certain First Amendment to Consolidated, Amended and Restated Term Loan Agreement dated as of February 1, 2010 (as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”) and certain promissory notes in the original aggregate principal amount of $86,000,000.00, each made payable to the respective Lender by the Borrower (as may be amended, restated, replaced, supplemented or otherwise modified from time to time, singly and collectively, the “Note”); and

          WHEREAS, the obligations of the Borrower under the Loan Arrangement, including, without limitation, those obligations of the Borrower under the Loan Agreement and Note, are secured by, among others, that certain (i) Mortgage Consolidation and Modification Agreement, dated as of November 4, 2009, by and between the Borrower and the Administrative Agent, and recorded in the Office of the City Register of the City of New York on November 16, 2009 as CRFN 2009000381998 (as may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”), (ii) Assignment of Contracts, Governmental Approvals and Other Project Documents, dated as of October 5, 2007, made by the Borrower in favor of the Administrative Agent, as amended by that certain Amendment To and Reaffirmation of Loan Documents, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Assignment of Contracts”), (iii) Co-Borrower Guaranty, dated as of October 5, 2007, made by Acquisitions in favor of the Administrative Agent and the Lenders, as amended by that certain Amendment To and Reaffirmation of Loan Documents, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Acquisitions Guaranty”), (iv) Co-Borrower Guaranty, dated as of October 5, 2007, made by Office in favor of Administrative Agent and the Lenders, as amended by that certain Amendment To and Reaffirmation of Loan Documents, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Office Guaranty” and, together with the Acquisitions Guaranty, collectively, the “Co-Borrower Guaranty”), (v) Indemnity, Subrogation and Contribution Agreement, dated as of October 5, 2007, between the Borrower and the Administrative Agent, as amended by that certain Amendment To and Reaffirmation of Loan Documents, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Contribution Agreement”) and (vi) Property Manager’s Consent and Subordination of Management Agreement, dated as of October 5, 2007, by and among the Borrower, Acadia-P/A Management Services LLC and the Administrative Agent, as amended by that certain Amendment To and Reaffirmation of Consent and Subordination, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Consent and Subordination”); and

          WHEREAS, to induce the Administrative Agent and the Lenders to extend credit to the Borrower as provided for in the Loan Agreement and the Note, Guarantor guaranteed certain of the obligations of the Borrower to the Administrative Agent and the Lenders under the Loan Arrangement pursuant to that certain (i) Completion Guaranty, dated as October 5, 2007, as amended by that certain Amendment and Reaffirmation of Guaranty, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Completion Guaranty”), and (b) that certain Recourse Guaranty, dated as of October 5, 2007, as amended by that certain Amendment and Reaffirmation of Guaranty, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Recourse Guaranty” and, together with the Completion Guaranty, collectively, the “Guaranty”); and

          WHEREAS, the Borrower and the Guarantor have agreed to indemnify the Administrative Agent and the Lenders in accordance with the terms and provisions of that certain Environmental Indemnity Agreement, dated as of October 5, 2007, as amended by that certain Amendment and Reaffirmation of Environmental Indemnity, dated as of November 4, 2009 (as may be further amended, restated, replaced, supplemented or otherwise modified from time to time, the “Environmental Indemnity”, and together with the Loan Agreement, the Note, the Mortgage, the Assignment of Contracts, the Co-Borrower Guaranty, the Contribution Agreement, the Consent and Subordination, the Guaranty and any and all other documents, instruments and agreements entered into by and among the Administrative Agent, the Lenders, the Borrower and the Guarantor with respect to the Loan Arrangement, the “Loan Documents”); and

          WHEREAS, as a result of, and in accordance with, the Borrower’s request, the Borrower, the Guarantor, the Administrative Agent and the Lenders have agreed to amend and modify the Loan Arrangement as provided herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Guarantor, the Administrative Agent and the Lenders agree as follows:

1.	Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Loan Agreement.

2.	Amendments to Loan Agreement.

	a.	The definition of “Debt Service Coverage Ratio” set forth in Section 1.1(55) of the Loan Agreement is hereby deleted in its entirety.

	b.	The definition of “Debt Yield” set forth in Section 1.1(56) of the Loan Agreement is hereby deleted in its entirety.

	c.	The definition of “Low DSCR Release Event” set forth in Section 1.1(109) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(109) “Low DSCR Release Event” means, at any time after the occurrence of a Low DSCR Trigger Event, that the Pro Forma Debt Service Coverage Ratio shall, for one consecutive calendar or fiscal quarter, be at or above 1.45:1.00.”

	d.	The definition of “Low DSCR Trigger Event” set forth in Section 1.1(110) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(110) “Low DSCR Trigger Event” means, at any time prior to the Maturity Date, that the Pro Forma Debt Service Coverage Ratio for any calendar quarter is less than 1.45:1.00.”

	e.	The definition of “Low DSCR Trigger Period” set forth in Section 1.1(111) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(111) “Low DSCR Trigger Period” means from April 1, 2011 until the occurrence of a Low DSCR Release Event, and thereafter the period of time after a Low DSCR Trigger Event until the occurrence of a Low DSCR Release Event.”

	f.	The definition of “Maturity Date” set forth in Section 1.1(116) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(116) “Maturity Date” means the earlier of (a) September 30, 2012 or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents. There is no option to extend the Maturity Date and all references to any extension options are null and void.”

	g.	The definition of “Operating Expenses” set forth in Section 1.1(127) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(127) “Operating Expenses” means all reasonable and necessary expenses actually incurred in operating the Project in the ordinary course of business calculated in accordance with GAAP which are directly associated with and fairly allocable to the

Project for the applicable period, including annualized ad valorem real estate taxes and assessments, capital expenditures at an imputed rate of $0.10 per square foot on an annualized basis of gross leasable area at the Project, annualized insurance premiums, regularly scheduled tax impounds paid to Administrative Agent, maintenance costs, management fees and costs in an amount equal to the greater of the management fees and costs actually paid or an imputed rate of four percent (4%) of Operating Revenues, accounting, legal, and other professional fees, fees relating to environmental and Net Cash Flow and Net Operating Income audits, and other expenses incurred by Administrative Agent and reimbursed by Borrower under this Agreement and the other Loan Documents, deposits to any capital replacement reserves required by Administrative Agent, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loans or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Administrative Agent’s prior approval. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Project.”

h.	The definition of “Operating Revenues” set forth in Section 1.1(128) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(128) “Operating Revenues” means all cash receipts of Borrower from operation of the Project or otherwise arising in respect of the Project after the date hereof which are properly allocable to the Project for the applicable period (subject to an underwritten market vacancy rate of not less than 8%), including receipts from leases and parking agreements (including percentage rental income based upon the three (3) month period immediately preceding the date of calculation), concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), in all cases, determined in accordance with GAAP but without taking into account straight-lining of rents and extraordinary revenues (including, but not limited to, lease termination payments) and FAS 141R adjustments, but excluding (a) all rent and other revenues received during the applicable period from tenants that, at any time during the applicable period, are subject to a Bankruptcy Proceeding, unless such Bankruptcy Proceeding has been closed, and the subject tenant has not been discharged from its obligations under the subject lease and/or the rental payments due and/or paid by such tenant to Borrower cannot be disgorged from Borrower, (b) rent and other revenues from tenants that have been in default on the payment of rent under their respective leases for more than thirty (30) days, (c) rent and other revenues from tenants under leases which have remaining terms of less than twelve (12) months from the date of calculation (including rent and other revenues from tenants under month-to-month leases), (d) security deposits and earnest money deposits until they are forfeited by the depositor, (e) advance rentals (i.e. more than thirty (30) days in advance) until they are earned, (f) lump sum lease buy-out payments made by tenants in connection with any surrender, cancellation or termination of their lease, and (g) proceeds from a sale or other disposition.”

i.	The definition of “Pro Forma Operating Revenues” set forth in Section 1.1(145) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(145) “Pro Forma Operating Revenues” means, for any period, the sum of (a) Adjusted Operating Revenues and (b) pro forma net effective rental income from tenants who have executed leases, are not yet required to commence paying rent for the applicable period, but are required to commence paying rent within three (3) months from the date of calculation.”

j.	The definition of “TI/LC Reserve Account” is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetic location:

““TI/LC Reserve Account” has the meaning assigned to such term in the Cash Management Agreement.”

k.	The definition of “TI/LC Reserve Fund” is hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetic location:

““TI/LC Reserve Fund” has the meaning assigned to such term in Section 4.2.”

l.	Section 2.5 of the Loan Agreement is hereby deleted in its entirety.

m.	Section 2.11 of the Loan Agreement is hereby amended by deleting the reference to “one quarter of one percent (0.25%)” and replacing it with “one half of one percent (0.50%).”

n.	Section 3.2(2)(a)(viii) of the Loan Agreement is hereby amended by replacing the terms “Debt Service Coverage Ratio” with “Pro Forma Debt Service Coverage Ratio.”

o.	Section 4.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Section 4.2 Tenant Improvement/Leasing Reserve Letter of Credit.

Borrower has provided to Administrative Agent for the benefit of the Lenders an unconditional, irrevocable standby letter of credit (the “TI/LC Letter of Credit”) in the amount of $4,561,377.00 to be used for the payment of future tenant improvements, base building construction costs and leasing commissions, which TI/LC Letter of Credit conforms with the requirements of a Collateral Letter of Credit (except that the TI/LC Letter of Credit shall not be required to include an “evergreen” automatic renewal provision). In addition, on June 30, 2011, Borrower shall deposit $5,148,623.00 (said amount, together with any other funds which may be deposited in accordance with subsections (1) or (2) of this Section 4.2, being, collectively, the “TI/LC Reserve Fund”) in the TI/LC Reserve Account. The amount of the TI/LC Letter of Credit and the TI/LC Reserve Fund shall be reduced (with such reduction being allocated first against the TI/LC Reserve Fund) upon the written request of Borrower made not more than once per calendar month, in connection with the payment by Borrower of amounts for tenant improvements, base building construction costs and leasing commissions for newly executed leases entered into at the Project which have been approved by Administrative Agent or are deemed approved pursuant to Section 6.2 hereof. In the event that the 7th and 8th floors of the Office Component are leased to multiple tenants and the net leasable square feet (“NSRF”) is determined to be approximately 95,265, then in such event, reductions to the TI/LC Letter of Credit shall be calculated using amounts equal to (i) the lesser of (X) actual tenant improvement costs or base building construction costs, as applicable, or (Y) $88.00 per net leasable square foot with respect to the space on floors 2, 6, 7 and 9 through and including 14 of the Office Component, (ii) the lesser of (X) actual tenant improvement costs or base building construction costs, as applicable, or (Y)

$23.00 per net leasable square foot with respect to the space on floor 8 of the Office Component, and (iii) the lesser of (X) actual leasing commissions or (Y) $18.00 per net leasable square of space at the Office Component. Notwithstanding the foregoing sentence, in the event that the 7th and 8th floors of the Office Component are leased to a single tenant and the NRSF is determined to be approximately 101,653, then in such event, reductions to the TI/LC Letter of Credit shall be calculated using amounts equal to (i) the lesser of (X) actual tenant improvement costs or base building constructions costs, as applicable, or (Y) 77.50 per net leasable square foot with respect to the space on floors 2 and 6 through and including 14 of the Office Component, and (ii) the lesser of (X) actual leasing commissions or (Y) $18.00 per net leasable square of space at the Office Component. Any savings incurred from the foregoing as a result of the actual cost being less than the maximum reduction amount set forth above in the preceding sentences, as applicable, shall be made available in connection with reductions to the TI/LC Letter of Credit with respect to future leases at the Project on terms mutually agreeable between the Administrative Agent and the Borrower. The TI/LC Letter of Credit shall be subject to each of the terms and conditions set forth in Section 4.5 with respect to a Collateral Letter of Credit subject to the following additional terms:

          (1) At least forty-five (45) days prior to the expiration date of the TI/LC Letter of Credit and each renewal and extension thereof, Borrower shall either (i) deliver to Administrative Agent on behalf of the Lenders a replacement, extension or renewal TI/LC Letter of Credit in the stated amount equal to (x) $9,710,000.00, less (y) any reduction as provided above in this Section 4.2, less (z) the amount then on deposit in TI/LC Reserve Account (the “Required Amount”), in accordance with the terms hereof, or (ii) deposit in the TI/LC Reserve Account the Required Amount.

          (2) Following a draw by Administrative Agent on the TI/LC Letter of Credit solely because of the failure to either furnish Administrative Agent with a replacement or renewal of the TI/LC Letter of Credit or deposit in the TI/LC Reserve Account the required amount pursuant to subsection (1) above, Administrative Agent will deposit such proceeds in the TI/LC Reserve Account for the purposes for which such TI/LC Letter of Credit was delivered.

          (3) Administrative Agent shall be entitled to draw upon any proceeds held in the TI/LC Reserve Account to the extent Borrower is entitled to a reduction in such amount as provided for above it and such shall be subject to disbursement to Borrower on the same basis as reductions to the TI/LC Reserve Fund are calculated, as described above.

          (4) Any amendments or modifications to the TI/LC Letter of Credit shall be at the sole cost and expense of the Borrower, and Borrower shall pay all of Administrative Agent’s fees and expenses in connection therewith.

p.	Section 4.3 of the Loan Agreement is hereby replaced with the following:

“Section 4.3 Low DSCR Account. During any Low DSCR Trigger Period, any funds deposited into the Low DSCR Account shall be applied by the Administrative Agent to the payment of principal under the Loans.”

q.	Section 4.5(2) of the Loan Agreement is hereby amended by adding to the end thereof the following:

“If Administrative Agent draws upon a Collateral Letter of Credit pursuant to the terms of this subsection (2), then Administrative Agent shall apply the proceeds thereof to the payment of the Loans in such manner as Administrative Agent may determine.”

	r.	Section 9.16 of the Loan Agreement is hereby deleted in its entirety.

	s.	Section 8.1 of the Loan Agreement is hereby amended by replacing the term “Debt Service Coverage Ratio” with “Pro Forma Debt Service Coverage Ratio.”

	t.	Section 10.10 of the Loan Agreement is hereby deleted in its entirety.

	u.	Schedule 1 to the Loan Agreement (“Commitments”) is hereby deleted in its entirety, and Schedule 1 attached hereto as Exhibit A is hereby substituted in its stead.

	v.	Schedule 7.28 to the Loan Agreement (“Organizational Chart”) is hereby deleted in its entirety, and Schedule 1 attached hereto as Exhibit B is hereby substituted in its stead.

3.	Loan Documents. All references in the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement as amended by this Amendment.

4.	Outstanding Principal Balance. As of the date hereof, the parties hereto acknowledge and agree that the outstanding principal balance under the Loans is $85,184,266.18.

5.

Waiver of Claims. The Borrower and the Guarantor each acknowledge, confirm and agree that, to its knowledge, as of the date hereof, it has no offsets, defenses, claims or counterclaims against Administrative Agent or the Lenders with respect to any of its liabilities and Obligations owing to Administrative Agent or the Lenders, and, to the extent that the Borrower or Guarantor currently has or has ever had any such offsets, defenses, claims or counterclaims, the Borrower and Guarantor hereby specifically WAIVE and RELEASE any and all rights to such offsets, defenses, claims or counterclaims, provided, that the foregoing shall not act as a waiver or release of any offsets, defenses, claims, or counterclaims Borrower or Guarantor may have subsequent to the date hereof.

6.

Ratification. The Borrower and Guarantor each hereby ratify, confirm and reaffirm all covenants, warranties and representations set forth in the Loan Agreement and the other Loan Documents to which it is a party as being true as of the date hereof (taking into account any knowledge or other qualifiers contained in such covenants, warranties, and representations). Without limiting the generality of the foregoing, the Borrower and Guarantor each hereby warrant and represent to Administrative Agent and the Lenders that, upon the effectiveness of this Amendment, no Event of Default will have occurred and be continuing. Except as amended hereby, all terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

7.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following have been satisfied:

	a.	This Amendment shall have been duly executed and delivered by the respective parties hereto.

	b.	The Borrower shall have delivered to the Administrative Agent a modification fee in the amount of $425,921.33.

c.

The Borrower shall have paid all costs and expenses of Administrative Agent and Lenders, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Amendment.

	d.	The Borrower shall have satisfied such reasonable requirements of Administrative Agent in order to effectuate the terms of the Amendment.

8.	Miscellaneous.

a.

This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.

This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

c.

Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

d.

The Borrower and the Guarantor warrant and represent that the Borrower and the Guarantor have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of Administrative Agent or its counsel in entering into this Amendment.

9.

Governing Law. This Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

          This Amendment shall take effect as of the date first written above.

BORROWER:	ACADIA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

	By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President – Secretary

FORDHAM PLACE OFFICE LLC,
a Delaware limited liability company

	By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President – Secretary

GUARANTOR:	ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company

	By:	Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

		By:	Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

			By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

				By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President-Secretary

Signature Page to Second Amendment

ADMINISTRATIVE AGENT:	EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Lisa Komm

		Name:	Lisa Komm
		Title:	Vice President

	By:	/s/ John Hayes

		Name:	John Hayes
		Title:	Director

LENDER:	EUROHYPO AG, NEW YORK BRANCH

	By:	/s/ Lisa Komm

		Name:	Lisa Komm
		Title:	Vice President

	By:	/s/ John Hayes

		Name:	John Hayes
		Title:	Director

Signature Page to Second Amendment

LENDER:	DEUTSCHE GENOSSENSCHAFTS - HYPOTHEKENBANK AG

	By:	/s/ Joachim Gielens

		Name:	Joachim Gielens
		Title:	Authorized Signatory

	By:	/s/ Erik Wallenius

		Name:	Erik Wallenius
		Title:	Authorized Signatory

Signature Page to Second Amendment

LENDER:	TD BANK, as successor-in-interest to Commerce Bank, N.A.

	By:	/s/ John Valladores

		Name:	John Valladores
		Title:	Vice President

Signature Page to Second Amendment

Exhibit A

Revised Schedule 1 to Loan Agreement

SCHEDULE 1

COMMITMENTS

	LENDER	COMMITMENT

1.	Eurohypo AG New York Branch	$52,150,400.00

2.	Deutsche Genossenschafts-Hypothekenbank AG	$20,313,200.00

3.	TD Bank, N.A.	$13,536,400.00

Total Commitment:		$86,000,000.00

Exhibit B

Revised Schedule 7.28 to Loan Agreement

SCHEDULE 7.28

ORGANIZATIONAL CHART

400 East Fordham Road
     Bronx, New York

FORDHAM PLACE OFFICE LLC
a Delaware Limited Liability Company
Sole Member (100%)
ACADIA URBAN DEVELOPMENT LLC
f/k/a Acadia-P/A Holding Company, LLC
Managing Member (90%)
Member (10%)
ACADIA STRATEGIC OPPORTUNITY FUND II, LLC
P/A ASSOCIATES LLC
Sole Managing Member (20%)
(80%)
ACADIA REALTY ACQUISITION II, LLC
ACADIA INVESTORS II, INC.
Sole Member (100%)
ACADIA REALTY LIMITED PARTNERSHIP
Sole General Partner (99%)
(1%)
ACADIA REALTY TRUST
LIMITED PARTNERS, including Kenneth F. Bernstein, President & Chief Executive Officer of Acadia Realty Trust

THIS REPLACEMENT NOTE AMENDS, RESTATES AND REPLACES IN ITS ENTIRETY THAT CERTAIN (I) REPLACEMENT NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 4, 2009 IN THE ORIGINAL PRINCIPAL AMOUNT OF $34,099,000.00 AND (II) REPLACEMENT NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO AMALGAMATED BANK DATED NOVEMBER 4, 2009 IN THE ORIGINAL PRINCIPAL AMOUNT OF $18,051,400.00.

REPLACEMENT NOTE

$51,655,750.54	June 30, 2011
New York, New York

          FOR VALUE RECEIVED, ACADIA EAST FORDHAM ACQUISITIONS, LLC, formerly known as Acadia-PA East Fordham Acquisitions, LLC, and FORDHAM PLACE OFFICE LLC, each a Delaware limited liability company (“Borrower”), hereby promises to pay to EUROHYPO AG, NEW YORK BRANCH (the “Lender”), for account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of Eurohypo AG, New York Branch, at 1114 Avenue of the Americas, New York, New York 10036, the principal sum of Fifty-One Million Six Hundred Fifty-Five Thousand Seven Hundred Fifty and 54/100 Dollars ($51,655,750.54) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

          This Note is one of the Notes referred to in that certain Consolidated, Amended and Restated Term Loan Agreement dated as November 4, 2009, as amended by that certain First Amendment to Consolidated, Amended and Restated Term Loan Agreement dated as of February 1, 2010, as further amended by that certain Second Amendment to Consolidated, Amended and Restated Term Loan Agreement and Omnibus Amendment and Ratification of Loan Documents (as modified, supplemented, extended and in effect from time to time, the “Agreement”) between Borrower, the lenders party thereto (including the Lender) and Eurohypo AG, New York Branch, as Administrative Agent, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

          The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

          Except as expressly permitted by Section 12.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

          As long as a Hedge Agreement with the Eurohypo Counterparty is in effect, the interest payable under this Note shall be increased or decreased from time to time in accordance with such Hedge Agreement. Therefore, this Note also evidences such amounts as may become due and payable by Borrower under the Hedge Agreement with the Eurohypo Counterparty, including, without limitation, any amount payable upon or in connection with termination of such Hedge Agreement, all of which sums shall be deemed to constitute “Additional Interest” evidenced hereby and payable pursuant to this Note and in accordance with the terms and provisions of the Hedge Agreement with a Eurohypo Counterparty.

[Remainder of page intentionally left blank]

2

          IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

ACADIA EAST FORDHAM ACQUISITIONS, LLC,
a Delaware limited liability company

By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President – Secretary

FORDHAM PLACE OFFICE LLC,
a Delaware limited liability company

By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President – Secretary

Signature Page to Replacement Note (Eurohypo)

SCHEDULE OF LOANS

                    This Note evidences Loans made, Continued or Converted under the within-described Agreement to Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

Date Made, Continued or Converted	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period	Amount Paid, Prepaid, Continued or Converted	Unpaid Principal Amount	Notation Made by

Signature Page to Replacement Note (Eurohypo)

FIRST AMENDMENT TO CASH MANAGEMENT AND SECURITY AGREEMENT

          THIS FIRST AMENDMENT TO CASH MANAGEMENT AND SECURITY AGREEMENT (this “First Amendment”), is made as of June 30, 2011, by and among ACADIA EAST FORDHAM ACQUISITIONS, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware, formerly known as Acadia-PA East Fordham Acquisitions, LLC (“Acquisitions”) and FORDHAM PLACE OFFICE LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Office”, and together with Acquisitions, jointly and severally, singly and collectively, the “Borrower”), each having its principal place of business at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent for the lenders referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”), having an office at 1114 Avenue of the Americas, New York, New York 10036, WELLS FARGO BANK, N.A., a national banking association (the “Depository Bank”) having an office at 1320 Willow Pass Road, Suite 300, Concord, California 94520, and ACADIA URBAN MANAGEMENT SERVICES LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware, formerly known as Acadia-P/A Management Services LLC (“Manager”), having its principal place of business at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605. All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms and set forth under the Cash Management Agreement (as defined herein).

W I T N E S S E T H:

          WHEREAS, Borrower, certain lenders and the Administrative Agent are parties to that certain Consolidated, Amended and Restated Term Loan Agreement dated as of November 4, 2009, by and among the Borrower, the Lenders and the Administrative Agent, as amended by that certain First Amendment to Consolidated, Amended and Restated Term Loan Agreement dated as of February 1, 2010, as further amended by that certain Second Amendment to Consolidated, Amended and Restated Term Loan Agreement dated as of the date hereof (as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time, collectively the “Loan Agreement”), which Loan Agreement provides, among other things, for Loans to be made by the lenders party thereto from time to time (collectively, the “Lenders”) to Borrower in an aggregate principal amount not exceeding $86,000,000.00 to finance the property located at 2502 Webster Avenue, 2504 Webster Avenue, and 400-414 East Fordham Road, a/k/a 4747-4763 Park Avenue, a/k/a 2506-2526 Webster Avenue in the County of Bronx, State of New York; and

          WHEREAS, as a condition to making the Loans, the Administrative Agent and the Lenders required the Borrower, the Manager and the Depository Bank to execute and deliver that certain Cash Management and Security Agreement dated as of November 24, 2009 (as amended, supplemented or otherwise modified from time to time, the “Cash Management Agreement”),

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which governs the use and disbursement of any funds in the Accounts (as defined in the Cash Management Agreement); and

          WHEREAS, the parties to the Cash Management Agreement desire to modify and amend certain provisions of the Cash Management Agreement, as more particularly set forth in this First Amendment.

          NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The definition of “Accounts” in the Definitions Section of the Cash Management Agreement is hereby deleted in its entirety and replaced with the following:

““Accounts” shall mean, collectively, the Clearing Account, the Cash Management Account, the Debt Service Account, the Tax and Insurance Reserve Account, the Additional Cash Collateral Account, the Low DSCR Account, the Casualty/Taking Account, the Agent-Controlled Account, Property Expenses Account and the TI/LC Reserve Account and all other subaccounts established pursuant to the terms of this Agreement.”

2.	The definition of “Low DSCR Trigger Period” is hereby added to the Definitions Section of the Cash Management Agreement in the appropriate alphabetic location:

“Low DSCR Trigger Period” shall have meaning assigned to such term in the Loan Agreement.”

3.	The definition of “Property Expenses Account” is hereby added to the Definitions Section of the Cash Management Agreement in the appropriate alphabetic location:

““Property Expenses Account” shall have the meaning assigned to such term in Section 2.1(h).”

4.	The definition of “TI/LC Reserve Account” is hereby added to the Definitions Section of the Cash Management Agreement in the appropriate alphabetic location:

““TI/LC Reserve Account” shall have the meaning assigned to such term in Section 2.1(i).”

5.	Section 2.1(g) of the Cash Management Account is hereby deleted in its entirety and replaced with the following:

“(g) A sub-account of the Cash Management Account into which Borrower shall deposit, or cause to be deposited, all amounts required to be deposited and disbursed by Administrative Agent pursuant to Section 4.3 of the Loan Agreement (the “Low DSCR Account”).”

6.	The following is hereby added as Section 2.1(h) to the Cash Management Agreement:

“(h) A subaccount of the Cash Management Account into which Borrower shall deposit, or cause to be deposited, the amounts required for the payment of the monthly budgeted operating expenses for such month, as set forth in a budget approved by Administrative Agent in accordance with Section 8.4 of the Loan Agreement (the “Property Expenses Account”).”

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7.	The following is hereby added as Section 2.1(i) to the Cash Management Agreement:

“(i) A subaccount of the Cash Management Account into which Borrower shall deposit, or cause to be deposited, the amounts required pursuant to Section 4.2 of the Loan Agreement (the “TI/LC Reserve Account”).”

8.	Section 3.3 of the Cash Management Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.3 Disbursements from Cash Management Account prior to an Event of Default.

          (a) From and after April 1, 2011, pursuant to the Clearing Account Agreement, the Clearing Bank shall be required to withdraw all available funds on deposit in the Clearing Account on every Business Day and wire transfer such funds into the Cash Management Account. Provided that no Event of Default exists and subject to Section 3.3(b) below, on each Payment Date commencing on the Payment Date occurring in July, 2011, the Depository Bank shall disburse all funds in the Cash Management Account (in amounts designated by the Administrative Agent in writing as to clauses (i) through (iv) below), in the following amounts and order of priority:

                    (i) First, funds sufficient to pay the real estate taxes and insurance premiums in accordance with Section 4.1 of the Loan Agreement on the applicable Payment Date, which amount shall be deposited in the Tax and Insurance Reserve Account;

                    (ii) Second, funds sufficient to pay the aggregate amount of scheduled principal and/or interest payments under the Notes (collectively, the “Monthly Debt Service Payment Amount”) on the applicable Payment Date, which amount shall be deposited in the Debt Service Account;

                    (iii) Third, funds sufficient to pay the monthly budgeted operating expenses (as set forth in a budget approved by Administrative Agent in accordance with Section 8.4 of the Loan Agreement) for the calendar month of the applicable Payment Date (the “Monthly Property Expenses Amount”), which amount shall be deposited in the Property Expenses Account; and

                    (iv) Fourth, during a Low DSCR Trigger Period, all cash flow in excess of such amounts required to satisfy the deposits required under subsection (i) – (iii) above shall be deposited in the Low DSCR Account.

          (b) Provided no Low DSCR Trigger Period has occurred and is continuing, and provided no Event of Default has occurred and is continuing, all cash flow in excess of such amounts required to satisfy the deposits required under subsection (i) – (iii) above shall be paid to Borrower on the applicable Payment Date by deposit into an account designated in writing by Borrower from time to time (the “Borrower Account”) for use by Borrower to the extent not prohibited by the Loan Documents.”

9.	Section 3.4 of the Cash Management Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.4 Disbursements from Cash Management Account during an Event of Default.

                    While any Event of Default exists, the Depository Bank shall disburse the funds in the Cash Management Account to the Agent-Controlled Account or otherwise in accordance with the instructions of the Administrative Agent, and in such event, the Administrative Agent shall have no obligation to apply or direct the application of funds held in the Cash Management Account or Agent-

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Controlled Account to any other Account or expense, and shall have all of its rights and remedies with respect thereto set forth in Section 5.2.”

10.	Section 4.1 of the Cash Management Agreement is hereby deleted in its entirety and replaced with the following:

          “Section 4.1 Withdrawals from Tax and Insurance Reserve Account, Debt Service Account, Property Expenses Account and Low DSCR Account. So long as no Event of Default has occurred and is continuing, the Depository Bank shall withdraw all funds on deposit in the Cash Management Account and in the subaccounts thereof and disburse such funds at the written request of the Administrative Agent as follows:

          (a) Disbursement from Tax and Insurance Reserve Account. The Depository Bank shall disburse funds on deposit in the Tax and Insurance Reserve Account pursuant to the written instructions of Administrative Agent necessary to pay real estate taxes and insurance premiums in accordance with Section 4.1 of the Loan Agreement.

          (b) Disbursement from Debt Service Account. On each Payment Date, Depository Bank shall disburse funds on deposit in the Debt Service Account to Administrative Agent for the payment of the Monthly Debt Service Payment Amount.

          (c) Disbursement from Property Expenses Account. On each Payment Date, the Depository Bank shall disburse funds on deposit in the Property Expense Account to Borrower for payment of the Monthly Property Expenses Amount.

          (d) Disbursement from Low DSCR Account. On each Payment Date, the Depository Bank shall disburse funds (if any) on deposit in the Low DSCR Account to Administrative Agent for the payment of principal under the Loans.”

11.	Section 4.2 of the Cash Management Agreement is hereby deleted in its entirety and replaced with the following:

          “Section 4.2 Requests for Withdrawals from Certain Reserve Accounts. The Depository Bank shall disburse funds on deposit in the Additional Cash Collateral Account, the Casualty/Taking Account and the TI/LC Reserve Account in accordance with the written request of the Administrative Agent in accordance with the Loan Agreement, and shall not make any withdrawals from the foregoing accounts other than in compliance with the instructions set forth in such written request.”

12.

Borrower and Administrative Agent hereby acknowledge and agree that a Low DSCR Trigger Period (as defined in the Loan Agreement) occurred as of March 31, 2011 and is continuing under the Loan Agreement.

13.

Except as specifically amended hereby, the Cash Management Agreement shall remain in full force and effect and the Borrower, the Manager and the Depository Bank hereby reaffirm all covenants contained therein as of the date hereof. The Cash Management Agreement, as modified hereby, and as provided in said Cash Management Agreement is upon the condition that all covenants and agreements of the Borrower, the Manager and the Depository Bank contained therein and herein shall be kept and fully performed for any breach of which condition the holder hereof shall have all the rights and remedies set forth in the Cash Management Agreement.

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14.

This First Amendment and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the day and year first above written.

BORROWER:	ACADIA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

	By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President – Secretary

FORDHAM PLACE OFFICE LLC,
a Delaware limited liability company

By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President – Secretary

MANAGER:	ACADIA URBAN MANAGEMENT SERVICES LLC, a Delaware limited liability company

	By:	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President

[Signature Page to First Amendment to Cash Management and Security Agreement]

ADMINISTRATIVE AGENT:	EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Lisa Komm

Name: Lisa Komm
Title: Vice President

	By:	/s/ John Hayes

Name: John Hayes
Title: Director

[Signature Page to First Amendment to Cash Management and Security Agreement]

DEPOSITORY BANK:	WELLS FARGO BANK, N.A., a national banking association

	By:	/s/ Perry J. Monroe

Name: Perry J. Monroe
Title: Assistant Vice President

[Signature Page to First Amendment to Cash Management and Security Agreement]